DFJD
JAY A. SHAFER, ESQ.
Nevada Bar No. 9184
CORY READE DOWS AND SHAFER
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
Telephone: (702) 794-4411
Facsimile: (702) 794-4421
JShafer@crdslaw.com
Attorneys for Plaintiffs
ALL STATE PROPERTIES HOLDINGS, INC.
and SEA ALIVE, INC.

DISTRICT COURT

CLARK COUNTY, NEVADA

ALL STATE PROPERTIES HOLDINGS, INC., a Nevada Corporation, and SEA ALIVE, INC, a Wyoming Corporation, Plaintiffs, v. WAYNE MOWER, an Individual; ROBERT KROPF, an Individual, JOSEPH MORETTI, an Individual; DOES 1-100, and ROE BUSINESS ENTITIES I through C, inclusive, Defendants.	Case No.: A-19-793823-C Dept. No.: II **Date of Hearing: April 20, 2020** **Time of Hearing: CHAMBERS**

DEFAULT JUDGMENT

Plaintiffs ALL STATE PROPERTIES HOLDINGS, INC., and SEA ALIVE, INC., Application for Default Judgment, having come on before this Court on Plaintiff's Application for Default Judgment; Defaults having been submitted and entered herewith against Defendants WAYNE MOWER, ROBERT KROPF, and JOSEPH MORETTI. The Court having found that there is no just reason for the delay and upon an express direction for Entry of Judgment and makes the following Findings of Fact and Conclusions of Law for the entry of Judgment in this matter and for GOOD CAUSE SHOWN:

☐ Voluntary Dismissal	☐ Summary Judgment
☐ Involuntary Dismissal	☐ Stipulated Judgment
☐ Stipulated Dismissal	☒ Default Judgment
☐ Motion to Dismiss by Deft(s)	☐ Judgment of Arbitration

MH

FINDINGS OF FACT & CONCLUSIONS OF LAW

THE COURT HEREBY FINDS Plaintiff ALL STATE PROPERTIES HOLDINGS, INC is a Nevada Corporation, whose creation has been authorized pursuant all applicable regulations and statutes, and was formed by filing articles of incorporation with the Nevada Secretary of State.

THE COURT FURTHER FINDS Greenwich Holdings, LLC ("Greenwich") a New York limited liability company previously held a controlling interest in the shares of Plaintiff.

THE COURT FURTHER FINDS In, 2008, Greenwich, entered into an agreement with Belmont Partners, LLC, a Virginia limited liability company ("Belmont"). Under the terms of the Agreement, Belmont agreed to purchase a control block in All-State Properties L.P., a Delaware limited partnership consisting of approximately fifty and one-thousandth percent (50.001%) of the outstanding common units of the ALL STATE PROPERTIES HOLDINGS, INC. (hereinafter "Company" or "All State Properties")

THE COURT FURTHER FINDS On February 17, 2009, Greenwich transferred the Control Block back to Belmont in consideration of $220,000. Said consideration was never paid by Belmont to Greenwich.

THE COURT FURTHER FINDS On August 1, 2012, Belmont returned the Company back to the sole member of Greenwich, Joseph Passalaqua.

THE COURT FURTHER FINDS Between 2009 and 2012, Belmont involved MB Consulting Services LLC as part of the management of ALL STATE PROPERTIES. During this time MB Consulting Services LLC gained access to the business registration codes necessary to make public filings.

THE COURT FURTHER FINDS On July 9, 2012, JOSEPH MORETTI was appointed to the board of directors as Director and as CEO of ALL STATE PROPERTIES.

THE COURT FURTHER FINDS This appointment was noted in an 8-K filing with the Securities and Exchange Commission with a July 9, 2012 report date.

THE COURT FURTHER FINDS MORETTI resigned as a director and CEO on June 18, 2013, and a Mr. August Liguori was appointed Director.

THE COURT FURTHER FINDS On or about January 4, 2016, WAYNE MOWER purported to make an 8-K filing with the Securities and Exchange Commission on behalf of ALL STATE PROPERTIES, reporting that Joseph Moretti resigned as a director and CEO on November 1, 2015. Further, the report stated. WAYNE MOWER was appointed as Interim Chief Financial Officer and Director by ROBERT KROPF majority shareholder. Finally, the report stated that "The companies Board of Directors has also resolved to authorize up to a 7,500 for 1 reverse stock split".

THE COURT FURTHER FINDS ROBERT KROPF is an associate of MB Consulting Services LLC, who was previously involved with ALL STATE PROPERTIES and gained access to confidential business information necessary to make public filings.

THE COURT FURTHER FINDS None of these actions by DEFENDANTS were authorized or permitted.

THE COURT FURTHER FINDS DEFENDANTS were not authorized to engage in a reverse stock split.

THE COURT FURTHER FINDS Neither WAYNE MOWER OR ROBERT KROPF has any ownership or management interest in the company.

THE COURT FURTHER FINDS MORETTI does not have any ownership interest in the company, and his only management interest was during the period of 2012 to 2013 described above.

THE COURT FURTHER FINDS DEFENDANTS acted with clear disregard of the rights of the shareholders and management, including Plaintiff.

THE COURT FURTHER FINDS Upon information and belief WAYNE MOWER, ROBERT KROPF and JOSEPH MORETTI conspired to deprive the shareholders, including Plaintiff, of their interest in the company.

THE COURT FURTHER FINDS it has become necessary to provide declaratory relief that the acts of Defendants were those of fraudulent rogue actors without any authority.

THE COURT FURTHER FINDS An actual controversy now exists between Plaintiffs and Defendants (including DOE Defendants) regarding the obligations and rights of the respective parties regarding the separate nature of actions taken by Defendants and the interest of Plaintiffs in the Company.

THE COURT FURTHER FINDS Plaintiff ALL STATE PROPERTIES is entitled to a declaration of rights that Defendants had no management authority and that the actions were entirely improper.

THE COURT FURTHER FINDS Plaintiff SEA LIFE is entitled to a declaration of rights that its shareholdings were not affected by the actions of Defendant.

THE COURT FURTHER FINDS These controversies are ripe for judicial determination as Plaintiffs have been harmed and will continue to be harmed by Defendants' continued improper actions.

THE COURT FURTHER FINDS Defendants acts as described herein are harmful and of a continuing nature for which Plaintiff has no adequate remedy at law.

THE COURT FURTHER FINDS Unless restrained by this Court, Defendants may take further acts to harm Plaintiff.

THE COURT FURTHER FINDS The potential damages proximately caused by these injuries are difficult to assess and correct, requiring injunctive action.

THE COURT FURTHER FINDS Unless enjoined, Defendants will continue the systematic destruction, alienation, and interference in Plaintiffs' business affairs and assets, which will cause irreparable harm to Plaintiffs.

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THE COURT FURTHER FINDS As a direct and proximate result of Defendants' violations, Plaintiffs have suffered and continues to suffer damages in an amount in excess of $15,000.00, the total amount which cannot yet be fixed but includes recovery of attorneys fees and costs.

THE COURT FURTHER FINDS that as the prevailing party, Plaintiffs ALL STATE PROPERTIES HOLDINGS, INC., and SEA ALIVE, INC is additionally entitled to costs of suit in the instant action pursuant to NRS 18.020 in the sum of $1,104.25.

THE COURT FURTHER FINDS that Plaintiffs ALL STATE PROPERTIES HOLDINGS, INC., and SEA ALIVE, INC is entitled pursuant to NRS 18.010 to its fees in this matter in the sum of $8,290.00.

JUDGMENT

THEREFORE IT IS HEREBY ORDERED, ADJUDGED AND DECREED that Judgment be entered in favor of Plaintiffs ALL STATE PROPERTIES HOLDINGS, INC., and SEA ALIVE, INC., and against Defendants WAYNE MOWER, ROBERT KROPF, and JOSEPH MORETTI, jointly and severally, for:

--- Declaratory Relief that Defendants WAYNE MOWER, ROBERT KROPF do not and have not had any interest in the company, and as additionally set forth in the particular findings set forth herein.

--- Fees of $8,290.00;

--- Taxable Costs of $1,104.25; and

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IT IS FURTHER ORDERED, ADJUDGED AND DECREED that post-judgment interest shall continue to accrue at the legal rate on the Judgment Sum.

DATED this 27th day of April, 2020.

DISTRICT COURT JUDGE

BMT A-19-793823-C

Respectfully submitted by:
CORY READE DOWS AND SHAFER

By:________________
JAY A. SHAFER, ESQ.
Nevada Bar No. 9184
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411
Attorneys for Plaintiffs
ALL STATE PROPERTIES HOLDINGS, INC.
and SEA ALIVE, INC.